UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION

200 Lake Street East, Mail Code EX0-03-A

Wayzata, MN 55391-1693

(612) 661-6500

March 17, 2004

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 28, 2004, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to re-elect four Directors, re-approve our performance-based plan, renew for ten more years our Incentive Stock Program and separately re-approve its performance-based provisions, and vote on the Audit Committee’s choice of independent public accountants.  The Board of Directors recommends that you vote “FOR” all Directors and proposals.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your TCF shares by Internet, by phone, or by mail.  Follow the instructions on the enclosed proxy card.  (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!)  If you receive more than one proxy card, please vote each card.  Remember, you can always vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(612) 661-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2004

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 28, 2004
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

Meeting Agenda

1.               Elect four Directors to the Board,

2.               Re-approve the TCF Performance-Based Compensation Policy for Covered Executive Officers,

3.               Renew the TCF Incentive Stock Program for an additional ten years,

4.               Re-approve the Performance-Based Goals and Limits of the TCF Incentive Stock Program,

5.               Advisory vote on the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2004, and

6.               Other business properly brought before the Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 1, 2004.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting.  You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope.  If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

William A. Cooper
Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota

March 17, 2004

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(612)    661-6500

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 28, 2004
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 17, 2004.

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting and How Many Votes are Required for Approval of Each?  Assuming a quorum is present, the proposals on the agenda and the required vote for approval of each is as follows:

Proposal
1. Election of four Directors
2. Re-approve the TCF Performance-Based Compensation Policy for Covered Executive Officers
3. Renew the TCF Incentive Stock Program for an additional ten years
4. Re-approve the Performance-Based Goals and Limits of the TCF Incentive Stock Program
5. Advisory vote on the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2004

Vote Required for Approval  For the election of Directors, the four candidates who receive the most votes (a plurality) are elected.  For the other four Proposals, the vote of the majority of shares present at the meeting and entitled to vote on the Proposal is required for the Proposal to be approved.

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial (“TCF Stock”) on March 1, 2004 (the “Record Date”).  Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.  There were 70,508,914  shares of TCF Stock outstanding as of the Record Date.  There were 10,557 individuals and organizations that owned TCF Stock of record as of that date.

How do I (as a Stockholder) Vote?  You can vote at this time (in advance of the Meeting) by naming a proxy to vote your shares.  (You can also vote at the Meeting by written ballot, although this is rare.)  You have three options for voting at this time: (1) by Internet; (2) by telephone; or (3) by mail.  If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card.  Under Delaware law, a proxy may be validly provided by Internet as long as it can be determined that it was authorized by the stockholder.  If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope.  To avoid confusion, please do not vote both by Internet or telephone and mail.   When you vote before the Meeting, you do so by giving someone else your “proxy” to vote in your place.  The persons who will vote the proxies for this Meeting are William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively.  They will vote your shares as “for,” “against,” “abstain,” etc., on each proposal as you instruct them to.  If you do not give any instructions they will vote “FOR” all proposals.  If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.

Once I have Voted My Proxy, May I Revoke It?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  If you intend to vote at the Meeting and your shares are held in “street name” by a stock brokerage firm, you should contact your stock brokerage firm ahead of time to determine what procedures to follow.

Who Pays for the Expenses of This Proxy Solicitation?  Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated (“Innisfree”).  Innisfree’s contract provides its fees will be $13,000.  TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote?  Yes, as to all proposals, except renewal of the Incentive Stock Program (Proposal 3), but only if your shares are held in the brokerage firm’s account (in “street name”) rather than in the form of certificates.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting except Proposal 3.  If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to determine the procedures to follow.  Under NYSE rules, your broker cannot vote your shares as to Proposal 3 (relating to the renewal of the TCF Incentive Stock Program for an additional ten years).

How is a Quorum Determined?  At least 50% of the TCF Stock outstanding as of the Record Date must be present at the Annual Meeting in order to have a quorum.  Broker votes of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement even though your shares are not voted for the proposal(s).

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was February 27, 2004, ten days after TCF Financial provided public notice of the Annual Meeting date.  No stockholder nominations or proposals were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  The Compensation/Nominating/Corporate Governance Committee of the Board is responsible for Director nominations.  This Committee consists entirely of independent Directors as determined by the Board under applicable rules.  The Committee’s charter is available at www.tcfexpress.com (click on “About TCF Bank”, then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will seek out nominees for new Directors as vacancies become available using the following criteria: A majority of the Directors must be independent, as determined by the Board under applicable rules; Nominees shall possess expertise in general business matters and in such other areas (such as financial expertise, for Directors expected to serve as Audit Committee members) as are relevant to Committees on which they are expected to serve; and Nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.  Stockholders may submit nominations to the Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page 32.  Any such nomination should include the information specified in Article II, Section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will evaluate all recommended nominees based on the criteria set forth above, and especially based on whether they will meaningfully contribute to the success of the Company and its operations. TCF has not, to date, paid any fees to any firm in connection with locating or nominating any Director candidates.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Nominees listed below are proposed for election to membership in Class II for a three-year term expiring in 2007.  Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

Name	Position(s) with TCF Financial:	Age	Director Since *
NOMINEES FOR ELECTION AS DIRECTORS
Class II - Term Expires 2007
Luella G. Goldberg	Director	67	1988
George G. Johnson	Director	61	1998
Lynn A. Nagorske	Director and President	47	1995
Ralph Strangis	Director	67	1991

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2004
Class III – Term Expires 2005
Rodney P. Burwell	Director	65	2000
William A. Cooper	Director, Chairman and Chief Executive Officer	60	1987
Thomas A. Cusick	Director	59	1988
Thomas J. McGough	Director	70	1989

Class I – Term Expires 2006
William F. Bieber	Director	61	1997
John M. Eggemeyer III	Director	58	1994
Robert E. Evans	Director	68	1990
Peter L. Scherer	Director	40	2003
Gerald A. Schwalbach	Director	59	1999

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board.  The Board is divided into three classes of equal (or close to equal) size.  Directors serve three-year terms, with one class being elected each year.  The number of Directors on the Board at any given time may range from seven to twenty-five.  Within these limits, the Board sets the number of Directors from time to time.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other Directors whose terms do not expire this year.  There is no family relationship between any of the Nominees, Directors or executive officers of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

LUELLA G. GOLDBERG has been a Director of TCF Financial since 1988.  She has been a Director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000.  In 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001.  Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993.  From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita.  Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and the University of Minnesota Foundation.  In addition, she became a Director of Communications Systems, Inc. in 1997, and of Hector Communications Corporation in 2002.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998.  He is Managing Director of George Johnson & Company, a Certified Public Accounting firm.  Mr. Johnson is an Executive Board Member of the Detroit Institute of Arts, and the Wayne State University Richard Austin Scholarship Fund.  Mr. Johnson is on the Executive Committee and serves as Treasurer for the Detroit Regional Chamber of Commerce.  Mr. Johnson is also an advisor for the Black United Fund of Michigan, Inc., and is a Board Member of the Detroit Symphony Orchestra, and the Detroit Zoological Society.  Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE was elected the Chief Operating Officer of TCF Financial in 2002.  He has been President of TCF Financial since 1993 and a Director of TCF Financial since 1995.  He has also held various other positions with TCF Financial and TCF National Bank:  Chief Executive Officer, TCF National Bank (1997-1999); and Treasurer (Principal Financial Officer), TCF Financial (1987-1995).  Mr. Nagorske is currently a member of the Young President’s Organization.  Mr. Nagorske is also a past Treasurer and Director for the Science Museum of Minnesota, and is a past Director for the Minnesota State University - Mankato Foundation and the Greater Minneapolis Chamber of Commerce.  Mr. Nagorske is a Director for the Minnesota Orchestral Association and Ascension Academy.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A.  Mr. Strangis is a Trustee of the Minneapolis Institute of Arts.  He has been a Director of TCF Financial since 1991.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997.  Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace.  In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace.  Mr. Bieber is currently a member of the World Presidents’ Organization and the Minnesota Executives’ Organization.  He is past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees.  Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

RODNEY P. BURWELL was elected to the Board of TCF Financial in 2000.  He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products.  Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin.  Mr. Burwell’s other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company.  Mr. Burwell is the Chairman of the Board of Fairview Health Services, and a member of the Board of Trustees at the Blake School, The University of St. Thomas School of Law, Opus Northwest, IDS Life Series Fund, Inc., American Centurion Life Assurance Company, and IDS Life Insurance Company of New York.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987.  Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF National Bank until 1993.  Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership, the Friends of Ascension School, and the Providence Academy.  Mr. Cooper has been a Director of TCF Financial since its formation in 1987 and of TCF National Bank since 1985.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988.  He was Chief Operating Officer of TCF Financial from 1997 – May 2002 and Vice Chairman from 1993 – May 2002.  Prior to 1993, he had been President of TCF Financial since its formation in 1987.  Mr. Cusick also served as Chief Executive Officer of TCF National Bank Minnesota from 1993 – 1996.  Mr. Cusick is past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict.  Mr. Cusick retired as an executive of TCF Financial effective December 31, 2002, but continues as a Board member.  Mr. Cusick also serves as a Director of Chronimed Corp. and 1st Florida Bank, which is headquartered in Naples, Florida.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Castle Creek Financial LLC (previously Belle Plaine Financial LLC), two companies which together form a merchant banking organization serving the banking industry.  Mr. Eggemeyer also serves as a Director of First Community Bancorp, American Financial Realty Trust, and Union Acceptance Corporation.  He has been a Director of TCF Financial since 1994.

ROBERT E. EVANS has been a Director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993.  He was President and Chief Operating Officer of TCF National Bank from 1987 to 1993.  Mr. Evans retired as an executive from TCF Financial and TCF National Bank effective January 2, 1998 but continues as a Board member.

THOMAS J. MCGOUGH is President and CEO of McGough Companies, a commercial development and construction company.  The Minnesota-based company delivers projects both regionally and on a national level through its permanent offices located in St. Paul, Minnesota, Rochester, Minnesota, and Phoenix, Arizona.  Mr. McGough has been a Director of TCF Financial since 1989.

PETER L. SCHERER was elected as a Director of TCF Financial Corporation in 2003.  Mr. Scherer has been President and CEO of Scherer Bros. Lumber Co., a Minnesota-based retailer and manufacturer of residential building products, since 1995.  He also serves as CEO of Alpine Capital, LLC, a residential construction finance company, Chief Partner of Albertville Investments, LLC and as President of S.B. General Partner, Inc., the general partner of Scherer Limited Partnership.

GERALD A. SCHWALBACH  has served as a Director of TCF Financial since July 1999.  Mr. Schwalbach is currently the Chairman of the Board of Spensa Development Group, LLC, and related companies, all of which are engaged in the real estate business.  Prior to June 30, 2003, Mr. Schwalbach was Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies.  He was a Director of Delta Beverage Group, Inc., a beverage bottler and distributor, from 1988 to 1999.  Since 1997, he has been a Director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  In 1998, he became a Director of BORN Information Systems, Inc., a computer consulting firm.

Committee Memberships.  The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met four times in 2003.  The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2003.  In addition, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Thomas McGough, Ralph Strangis, and Luella Goldberg; however the Executive Committee did not meet during 2003.  The Board of Directors has affirmatively determined that all members of the Audit Committee and the Compensation/Nominating/Corporate Governance Committee are independent.  (See page 6 of this proxy statement.)

Committee Name	Members	Principal Responsibilities	Number of Meetings
Audit	George G. Johnson, Ch.* Robert E. Evans Luella G. Goldberg Peter L. Scherer Gerald A. Schwalbach	• Relations with internal and external accountants • Reviewing audit functions and controls • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	Four

Shareholder Relations/De Novo Expansion Committee	Ralph Strangis, Ch. William F. Bieber Rodney P. Burwell Thomas A. Cusick John M. Eggemeyer III Luella G. Goldberg Thomas J. McGough Gerald A. Schwalbach Peter L. Scherer

•                  Reviewing De Novo banking strategy

•                  Reviewing criteria to select branch sites

•                  Reviewing branch profitability

•                  Reviewing stock buyback program

•                  Reviewing stock dividend recommendations

•                  Reviewing merger and acquisition  activity

•                  Increasing stockholder value

Four

Compensation/ Nominating/Corporate Governance	Thomas J. McGough, Ch. William F. Bieber Rodney P. Burwell John M. Eggemeyer III Luella G. Goldberg Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock and option grants • Executive compensation • Director nominations • Corporate Governance supervision	Four

* Mr. Johnson has been designated as the Audit Committee financial expert.

Director Attendance:  During 2003 all Directors attended at least 75% of meetings (Committee and Board combined) except for Mr. Schwalbach.  TCF expects Directors to attend the Annual Meeting if their schedules permit.  The general practice on Board attendance at the Annual Meeting has been that the Directors standing for election attended the Meeting, as well as others whose schedules permitted them to attend.  Four Directors attended the 2003 Annual Meeting.

Corporate Governance.  TCF has adopted the following corporate governance documents which are available on its Corporate Governance website:  Corporate Governance Guidelines; Compensation/Nominating/Corporate Governance Committee Charter; Audit Committee Charter; Audit Complaint Policy; Code of Ethics Policy; Code of Ethics for Senior Financial Management; Stockholder Communications Policy; and Stockholder Nominations Policy.  Copies of these documents are available from the Corporate Secretary at the TCF address on page 1 of this proxy statement or at TCF’s Corporate Governance website at www.tcfexpress.com (click on “About TCF Bank”, then click on “Corporate Governance”).  The Corporate Governance Guidelines provide that the composition of the Board of Directors and Committees of the Board will meet all requirements of the NYSE and the Securities and Exchange Commission (“SEC”) and that the Company may adopt specific guidelines to implement those requirements from time to time.

Director Independence.  NYSE Rule 303A (the “NYSE Rule”), relating to corporate governance and director independence, requires the Board of Directors of TCF (and all other NYSE-listed companies) to have a majority of independent Directors, and requires the Board to make an affirmative determination that a Director has “no material relationship” with TCF in order for the Director to qualify as independent.  In January 2004 the Board of Directors adopted the following categorical standards, as permitted by the NYSE Rule, for determining whether a Director has a material relationship with TCF:

•                                          Regulation O-approved Commercial Loans from TCF Bank to a Director’s Business.  Loans from TCF National Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE Rule, are subject to approval under Regulation O of the Federal Reserve Board, and TCF has not classified them as being in default.

•                                          Transactions or Relationships Not Requiring Disclosure in TCF’s Proxy Statement.  Transactions or relationships between TCF and a Director and/or the Director’s business and TCF are not material if they are not automatically disqualifying under the NYSE Rule, and the amounts are not required to be disclosed to stockholders in TCF’s proxy statement under regulations of the SEC.

•                                          Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE Rule and are on ordinary retail consumer terms and conditions.

•                                          Stockholder Ownership under 10%; Limited Partnerships.  A Director’s ownership of less than 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.

On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2004 that the following Directors have no material relationship with TCF and are considered to be independent:  Mr. Bieber, Mr. Burwell, Mr. Eggemeyer, Mr. Evans, Ms. Goldberg, Mr. Johnson, Mr. McGough, Mr. Scherer, Mr. Schwalbach, and Mr. Strangis.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (currently TCF’s Chairman and Chief Executive Officer), Mr. Nagorske (currently TCF’s President and Chief Operating Officer), and Mr. Cusick (TCF’s Chief Operating Officer until his retirement in 2002), because current executives and recently-retired executives are deemed to be non-independent under the NYSE Rule.

During 2003, TCF had certain transactions or business relationships with certain Directors, all of which the Board of Directors determined to be not material under the categorical standards approved by the Board, the amounts or the details of which are not required to be disclosed in this proxy statement under regulations of the SEC, including but not limited to the following:

Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A., which provided legal services to TCF Financial (including its subsidiaries) during 2003.  Fees paid to the law firm did not meet the threshold required for proxy statement disclosure under regulations of the SEC and were not disqualifying amounts under the NYSE Rule.  TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis’ position as a Director.

In 2003, TCF National Bank or its subsidiaries had various commercial lending relationships with companies associated with Mr. Bieber, Mr. Eggemeyer, Mr. Schwalbach, Mr. Burwell and Mr. Scherer.  These are a type of loans not prohibited under the Sarbanes-Oxley Act, the loan amounts are not prohibited by the NYSE Rule, and the amounts and details of the loans are not required to be disclosed in the proxy statement under regulations of the SEC.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  In 2003, TCF National Bank or its subsidiaries also had outstanding residential mortgage loans, deposit accounts (including overdraft lines of credit) and/or other retail consumer banking relationships with certain Directors and executive officers or family members of Directors and executive officers which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features.

Stockholder Communications with Directors and Stockholder Nominations.  TCF’s process for stockholders to communicate with Directors is as follows:  All stockholder communications should be in writing and sent to the Director(s) c/o TCF’s General Counsel/Corporate Secretary at the TCF address on page 1.  Each communication is required to include information allowing TCF to verify the sender and the sender’s status as a stockholder as well as contact information for the sender (address and phone number).  Only stockholders who have held TCF stock for one year or longer will be entitled to communicate directly with Directors.  Communications requiring special expertise will be forwarded to the Chair of the relevant Board Committee.  All communications will be initially reviewed by an internal TCF response team which will screen the communication for appropriateness.  If the communication is deemed not viable, the team will notify the sender promptly.  For viable communications, the team will conduct research and provide it to the Director(s) to whom the communication is directed, along with the communication.  Directors will be advised of all communications received, including those deemed not viable. Directors will generally respond to all viable communications within six months, although in some circumstances additional time may be required.

TCF’s policy on Stockholder Nominations is described on page 2 and a copy is available at our Corporate Governance website at www.tcfexpress.com (click on “About TCF Bank”, then click on “Corporate Governance”).

Code of Ethics for Senior Financial Officers:  TCF has adopted a Code of Ethics for Senior Financial Officers (the “Code of Ethics”), a copy of which is available from TCF’s Corporate Secretary at the TCF address on page 1 of this proxy statement or from the TCF Corporate Governance website at www.tcfexpress.com (click on “About TCF Bank”, then click on “Corporate Governance”).  Any amendments or waivers to the Code of Ethics will be posted on that website.  To date, TCF has not issued any waivers to the Code of Ethics.

Compensation Committee Interlocks and Insider Participation.  There were no interlocks or insider participation relative to the Compensation Committee.

COMPENSATION OF DIRECTORS

•                  Employee (“inside”) Directors receive no pay for Board service.

•                  Non-employee Directors are paid in cash and with stock grants.

•                  Cash compensation (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $20,000; Committee Chairs receive an additional $20,000 annual retainer fee

•                  Board Meetings – $1,000/meeting

•                  Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)

•                  Stock grants:

•                  Periodically, but not more often than every three years, Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 x 3 = $60,000).

•                  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•                  The stock vests over a minimum of three years.

•                  One-third of the shares will vest in each year that TCF Financial’s return on tangible equity exceeds 20%.

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders.

•                  Once all shares vest, new grants are made.

•                  Unvested shares will vest if a change in control occurs.

•                  Directors’ Retirement Plan:

•                  Directors with five or more years of service receive a retirement benefit.

•                  After five years, Directors are 50% vested with an additional 10% per year until the tenth year when they are 100% vested.  The amount of the annual benefits is the vested percentage times the annual board retainer (currently $20,000) in effect at retirement.

•                  Benefits vest if a change in control occurs.

•                  The benefit is paid for a number of years equal to the Director’s length of service on the Board.

•                  Indemnification rights are provided to Directors under TCF Financial’s Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of March 1, 2004 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber.	420,707	(4)(6)(7)	(3)
Rodney P. Burwell	35,032	(4)(6)(7)	(3)
Thomas A. Cusick	489,617	(6)	(3)
John M. Eggemeyer III	34,111	(6)(7)	(3)
Robert E. Evans.	358,339	(4)(6)	(3)
Luella G. Goldberg.	94,752	(6)(7)	(3)
George G. Johnson	27,315	(6)	(3)
Thomas J. McGough	93,208	(4)(6)(7)	(3)
Peter L. Scherer	2,149	(6)	(3)
Gerald A. Schwalbach	75,830	(6)(7)	(3)
Ralph Strangis	52,558	(6)	(3)
Named Executives:
William A. Cooper	1,967,217	(4)(6)	2.8%
Lynn A. Nagorske	636,476	(6)	(3)
Gregory J. Pulles	303,624	(4)(6)	(3)
Barry N. Winslow	259,247	(6)	(3)
Neil W. Brown	172,656	(4)(6)	(3)
All Directors, Nominees and Executive Officers combined (31 persons, including those named above)	6,027,002	(4)(5)(6)(7)	8.5%

5% beneficial owners

Advisory Committee of TCF Employees Stock Purchase Plan	4,116,454	(7)	5.8%
c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693

(1) All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.

(2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 25, 2004.

(3) 1.0% or less.

(4) Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 8,000 shares; Mr. Brown, 100 shares; Mr. Burwell, 2,000 shares; Mr. Cooper, 8,546 shares; Mr. Evans, 63,750 shares; Mr. McGough, 45,000 shares; Mr. Pulles, 9,820 shares; and all Directors, nominees and executive officers combined, 109,944 shares.

(5) Includes shares which could be purchased upon the exercise of existing options within 60 days.  As of March 1, 2004, there were no options outstanding for the Directors, nominees and named executives, and 89,500 options outstanding for all executive officers combined.

(6) Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the named executives and certain Directors have shared voting power as follows:  Mr. Brown, 2,137 shares; Mr. Cooper, 51,095 shares; Mr. Nagorske,

28,634 shares; Mr. Pulles, 22,393 shares; Mr. Winslow, 25,453 shares; and all Directors, nominees and executive officers combined, 251,224 shares. Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan (“SERP”), for which the named executives do not have voting power, as of January 31, 2004, as follows:  Mr. Brown, 4,406 shares; Mr. Cooper, 90,937 shares;  Mr. Nagorske, 20,772 shares; Mr. Pulles, 18,297 shares; Mr. Winslow, 11,380 shares; and all Directors, nominees and executive officers combined, 174,191shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or named executives do not have voting power, as follows: Mr. Bieber, 20,707 shares; Mr. Brown, 156,013 shares; Mr. Burwell 3,032 shares; Mr. Cooper, 1,044,131 shares; Mr. Cusick, 250,238 shares; Mr. Eggemeyer, 17,787 shares; Mr. Evans, 174,984 shares; Ms. Goldberg, 59,420 shares; Mr. Johnson, 20,715 shares; Mr. McGough, 32,507 shares; Mr. Nagorske, 393,383 shares; Mr. Pulles, 160,790 shares; Mr. Scherer, 1,637; Mr. Strangis, 18,558 shares; Mr. Schwalbach, 7,963 shares; Mr. Winslow, 210,763 shares; and all Directors, nominees and executive officers combined, 3,034,031 shares.

(7) The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan.  Advisory Committee members disclaim ownership of these shares.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Eggemeyer, McGough, and Schwalbach, does not include any shares beneficially owned by the Advisory Committee.

Were All Stock Ownership Reports Timely Filed By TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2003, except that Thomas A. Cusick filed one late report for the gifting of 150 shares.

BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiary TCF National Bank, who are not Directors of TCF Financial.  In these descriptions, TCF National Bank – Lakeshore is the Illinois-Wisconsin division of TCF National Bank.  TCF National Bank – Michigan is the Michigan division of TCF National Bank, and TCF National Bank – Minnesota and TCF National Bank – Colorado are the Minnesota and Colorado divisions of the same Bank.  TCF National Bank Wisconsin, TCF National Bank Michigan, TCF National Bank Minnesota, and TCF National Bank Colorado are former subsidiary banks that were merged into TCF National Bank.

TIMOTHY P. BAILEY (age 48) was elected President of TCF National Bank – Lakeshore in 2001.  Prior to being named President, he served as Chief Operating Officer/Lending of TCF National Bank – Lakeshore since 2000.  Prior to that he was the President and Chief Executive Officer of TCF National Bank Wisconsin since 1993, and prior to that he had been Vice President of Commercial Lending/Loan Workouts with TCF National Bank.

PAUL B. BRAWNER (age 55) was elected Executive Vice President of TCF National Bank in January 2000.  Prior to that Mr. Brawner was a Senior Vice President of TCF National Bank since 1998.  Before joining TCF in 1998, Mr. Brawner was with Huntington National Bank for nineteen years.

JAMES S. BROUCEK (age 40) was elected Senior Vice President of TCF Financial in 2002.  He also serves as Chief Investment Officer and Senior Vice President of TCF National Bank since 2001.  Prior to that he had been Senior Vice President and Controller of TCF National Bank – Michigan since 1995.

NEIL W. BROWN (age 45) was elected Chief Financial Officer, Treasurer and Executive Vice President of TCF Financial in October 1998.  Prior to that, Mr. Brown was an Audit Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial.  Mr. Brown also serves on the Board of Directors of Vail Place.

CRAIG R. DAHL (age 49) was elected Chairman and Chief Executive Officer of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank, in September 2003.  Mr. Dahl was also elected an Executive Vice President of TCF Financial and President of TCF Leasing, Inc., a wholly owned subsidiary of TCF National Bank, in 1999.  Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) since 1991.

JOSEPH W. DOYLE (age 56) was elected President of TCF Mortgage Corporation, a wholly-owned subsidiary of TCF National Bank, in 2001. Prior to that he served as the acting President of TCF Mortgage Corporation since  July 2000.  Prior to that he was a Senior Vice President of TCF Mortgage Corporation since February 2000 and prior to that he was an Executive Vice President of TCF National Bank Michigan since 1996.

MARK L. JETER (age 47) was elected President of TCF National Bank – Minnesota in 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF National Bank Michigan (1998-2000), President of TCF National Bank Michigan (January 1999 – September 2000), Executive Vice President of Retail Banking of TCF National Bank (1996-1998) and Senior Vice President of Retail Banking of TCF National Bank (1994-1996).

JAMES (JASON) E. KORSTANGE (age 56) was elected Senior Vice President and Director of Corporate Communications of TCF Financial in 1998.  He has also been the Director of the TCF Foundation since 1998.  Prior to that Mr. Korstange was a Senior Vice President of Corporate Operations of TCF National Bank Minnesota since 1987.  Mr. Korstange serves on the Board of Directors of Minnesota Children’s Museum.  He is also Chairman of Operations of the Minnesota Schubert Executive Committee.

MICHAEL B. JOHNSTONE (age 56) was elected Chief Operating Officer/Retail Banking of TCF National Bank – Lakeshore in September 2000.  Prior to that he was President and Chief Executive Officer of TCF National Bank Illinois since 1995 and prior to that Mr. Johnstone was an Executive Vice President of Branch Operations with TCF National Bank.

WAYNE A. MARTY (age 51) is the President of TCF National Bank – Colorado and was the President and Chief Executive Officer of TCF National Bank Colorado from 1997 – July 2002.  Prior to that Mr. Marty was a Senior Vice President of TCF National Bank.

RONALD J. PALMER (age 51) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank, in June 1998.  He has been an Executive Vice President of TCF Financial and TCF National Bank since 1992.  He has also held various other positions with TCF Financial and its affiliates:  Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995-1998); President and Chief Executive Officer of TCF Mortgage Corporation (1992-1995).

GREGORY J. PULLES (age 55) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993.  Mr. Pulles has been an Executive Vice President of TCF National Bank since 1989.  He has also held various other positions with TCF National Bank:  Secretary (1989-1995) and General Counsel (1985-1993).

MARY E. SARLES (age 47) has been an Executive Vice President of TCF Financial since 1993.  Ms. Sarles has been President of TCF Financial Insurance Agency, Inc., a wholly-owned subsidiary of TCF National Bank, since 1989.

BARBARA E. SHAW (age 48) was elected to the position of Senior Vice President-Human Resources of TCF Financial in December 1999.  Prior to this time she was Senior Vice President of Human Resources for TCF National Bank having returned to TCF in April of 1998.  Prior to returning to TCF she was a Vice President and Business Unit Manager of the Investment Trust Department of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) from 1996 to 1998 and prior to that she was a Senior Vice President of TCF Mortgage Corporation from 1992 to 1996.

DAVID M. STAUTZ (age 47) was elected Senior Vice President, Controller and Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF National Bank in 1999.  He was elected Controller of TCF National Bank in 2000.  Prior to that Mr. Stautz was a Director in the Corporate Controller’s Division of Wells Fargo & Company, formerly Norwest Corporation, from 1985 through 1999.  Mr. Stautz is a Certified Public Accountant.

EARL D. STRATTON (age 56) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995.  Prior to that he was a Senior Vice President of TCF Financial.  Mr. Stratton has been a Senior Vice President of TCF National Bank since 1985.

THOMAS J. WAGNER (age 58) was elected President of TCF National Bank – Michigan in 2000.  Prior to being named President he served as an Executive Vice President of Commercial Lending.  Before joining TCF National Bank Michigan in October 1996, Mr. Wagner was with Michigan National Bank for 21 years.

BARRY N. WINSLOW (age 56) was elected to the position of Chief Executive Officer of TCF National Bank in 2001.  He has been the President of TCF National Bank since 1998.  He has also held various positions with TCF affiliates:  President and Chief Executive Officer of TCF National Bank – Lakeshore (2000-2001); President of TCF National Bank Michigan (1995-1998); President of TCF National Bank Minnesota (1998-2000); and President and Chief Executive Officer of TCF National Bank Illinois (1993-1995).

REPORT OF COMPENSATION/NOMINATING/CORPORATE GOVERNANCE COMMITTEE

This Report identifies how the TCF Financial executives named in the Summary Compensation Table on page 16 are paid and why.  The “Summary Compensation Table” is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries (the “named executives”).

How Are Executive Officers Paid?  TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and Performance Stock grants or stock options.

Base Compensation.  The Compensation/Nominating/Corporate Governance Committee (the “Committee” or “Compensation Committee”) of the Board periodically reviews base compensation.  This Committee is the successor to the Personnel/Shareholder Relations Committee as a result of a Board Committee restructuring in 2002.  All Board members are encouraged to attend Committee meetings.  The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself.  The Committee generally requests advice from its outside compensation consultant before it makes any significant adjustment to overall base compensation for the executive group.  The Committee does not tie its base compensation decisions to any particular formulas, measurements, or criteria, but members particularly take into account the Company’s performance and compensation levels paid by competitors.  The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2004.

Annual Cash Bonus — 2003 and 2004.  For 2003 and 2004 the Committee approved a cash bonus plan for TCF Financial’s executives based on diluted earnings per share (“EPS”).  Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 2003 and 2004:

2003 Goals
Diluted EPS	$3.15	$3.35	$3.40	$3.50	$3.60
% of Salary Bonus	0%	50%	100%	150%	200%

2004 Goals
Diluted EPS	$3.10	$3.30	$3.50	$3.60	$3.70
% of Salary Bonus	0%	50%	100%	150%	200%

Bonuses are interpolated for results between the stated goals.  The Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted.  TCF Financial’s diluted EPS performance for 2003, calculated pursuant to the plan, was $3.05, resulting in a bonus percentage of 0%, which the Committee approved (no bonuses were paid to any of the named executives).

Performance-Related Stock Grants.  The Committee has made various performance-related stock grants to executives, all of which have previously vested, and has also made one award to executives which qualifies as “performance-based stock” as defined under Section 162(m) of the Internal Revenue Code (the “Code”), the “Year 2000 Performance Stock Awards”.

The Year 2000 Performance Stock Awards consist of grants aggregating 1,071,120 shares in total (1.3% of TCF Financial’s outstanding shares as of the initial grant date) to fourteen members of TCF Financial’s executive management.  The shares will vest only upon the achievement of designated future annual cash earnings per share (“Cash EPS”) goals and thus qualify as performance-based compensation under Section 162(m) of the Code.  (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.)  Fifty percent of the shares vest on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $3.71 per share (a 75% increase over the base year, 1999, Cash EPS of $2.12).  The other fifty percent vests on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $4.24 per share (a 100% increase over the base year, 1999, Cash EPS of $2.12).  Until the first 50% of the shares vest, dividends paid on the Performance Stock grant are paid at one-half the rate of dividends paid to stockholders generally.  The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited.  TCF Financial’s 2003 Cash EPS for purposes of the Year 2000 Performance Stock Awards was $3.07.

The following graph indicates the progress realized to date toward the goals for vesting the Year 2000 Performance Stock Awards.  In the chart, the “100% Goal” line represents performance required to achieve a 100% increase in Cash EPS from the inception of the program through its end date, assuming equal annual increases in Cash EPS of 12.5% or an average of 26.5¢ per year.  The “75% goal” line represents performance required to achieve a 75% increase in Cash EPS from the inception of the program through its end date, assuming equal annual increases in Cash EPS of  9.375% or an average of 19.875¢  per year.  The “Actual” line represents actual Cash EPS performance from the inception of the program through the end of 2003.

Generally, the individuals must remain employed with TCF Financial through the end of 2007 (or, if earlier, the January 1st after a goal is met) in order to receive the shares.  However, in the event of retirement or certain other events, a pro-rata percentage of an award may vest after retirement upon achievement by the Company of the 75% or 100% goals based on the percentage of increase in Cash EPS achieved through the end of the fiscal year closest to the executive’s retirement.

The Committee believes that these Performance Stock grants will incent management to achieve these long-term Cash EPS goals and will serve as a vehicle to retain senior management.  The Committee anticipates that further stock grants to this group of executive management will be considered when the results needed for vesting of the current performance-based grants are expected to be achieved.

Compensation Philosophy.  TCF Financial has a compensation philosophy statement which the Committee considers in all of its compensation decisions.  This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company.  The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: EPS.  The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance.  The Committee believes that EPS is an appropriate measure of long-term performance that will encourage management to pursue business opportunities that are in the long-term best interests of the Company’s stockholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives.  The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial Performance Stock awards.  Thus, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal.  Also, the goals have been set at a high standard – a 75% increase and a 100% increase in Cash EPS.  Annually, the Committee reviews compensation paid by a selected peer group (for 2003, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 2002) and TCF Financial’s performance as compared to the same peer group.  The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.  The Company ranked 5th in combined performance out of the selected peer group companies in 2003 (2002 performance), 3rd in 2002 (2001 performance), 1st in 2001 (2000 performance), and 1st in 2000 (1999 performance).  The TCF Financial Stock Performance Chart on page 15 shows the TCF Financial stock performance in chart form.  Members of the current peer group are listed in the footnotes to the chart.

Although the Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code, the Company in its discretion may pay compensation that is non-tax deductible in appropriate circumstances.

The Committee believes that the Company’s compensation philosophy has been generally successful.

Committee Membership.  The Committee members are not, and never have been, executive officers of TCF Financial.  All Committee members are non-employee Directors.

BY THE COMMITTEE:

Thomas J. McGough, Chairman	William F. Bieber
Rodney P. Burwell	John M. Eggemeyer III
Luella G. Goldberg	Gerald A. Schwalbach

TCF STOCK PERFORMANCE CHART

The following graph compares the cumulative total stockholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor’s 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1998 and reinvestment of all dividends).

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
TCF Financial Corporation	100.00	105.66	195.00	214.98	200.55	242.62
S&P 500 *	100.00	121.11	110.34	97.32	75.75	97.40
SNL All Bank & Thrift Index(1)	100.00	95.67	115.57	117.28	110.20	149.40
2003 TCF Peer Group(2)	100.00	86.47	110.61	122.13	124.04	166.99

(1) Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 680 companies as of December 31, 2003.

(2) Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 2003, as follows:  National Commerce Financial Corporation; Commerce Bancorp, Inc.; Synovus Financial Corp.; North Fork Bancorporation, Inc.; Provident Financial Group, Inc.; Hibernia Corporation; Colonial BancGroup, Inc.; Associated Banc-Corp; Mercantile Bankshares Corporation; Commerce Bancshares, Inc.; BOK Financial Corporation; City National Corporation; Sky Financial Group Inc.; First Citizens BancShares, Inc.; First BanCorp; W Holding Company Incorporated; Doral Financial Corporation; FirstMerit Corporation; BancorpSouth, Inc.; Valley National Bancorp; Cullen/Frost Bankers, Inc.; Old National Bancorp; Bank of Hawaii Corporation; Fulton Financial Corporation; South Financial Group, Inc.; Wilmington Trust Corporation; Fremont General Corporation; Investors Financial Services Corp.; F.N.B. Corporation; Hudson United Bancorp.  Twelve of the companies which were in the 2002 TCF Peer Group are not in the 2003 TCF Peer Group due to merger and acquisition activity or changes in asset size.  Those twelve companies are:  Banknorth Group, Inc.; First Tennessee National Corporation; GreenPoint Financial Corp.; Webster Financial Corporation; Hudson City Bancorp, Inc.; Downey Financial Corp.; First Virginia Banks Inc.; Westcorp; UMB Financial Corporation; Citizens Banking Corporation; Santander BanCorp; Trustmark Corporation.

* Source of S&P 500 data: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.  Used with permission.  All rights reserved.  crsp.com.

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at December 31, 2003	Year	Salary ($ )(a)	Bonus ($ )(a)	Other Annual Compensation ($ )(b)	Restricted Stock Awards ($ )(c)	All Other Compensation ($ )(d)
William A. Cooper	2003	$700,000	$0	$152,250(b)	$0	$74,650
Director, Chairman of the Board	2002	700,000	1,400,000	113,430(b)	0	74,650
and Chief Executive Officer	2001	700,000	1,400,000		0	74,650
Lynn A. Nagorske	2003	$460,000	$0	$85,320(b)	$0	$41,400
Director , President	2002	460,000	920,000	56,870(b)	0	35,400
and Chief Operating Officer	2001	360,000	720,000		0	32,400
Gregory J. Pulles	2003	$314,000	$0		$0	$28,260
Vice Chairman, General Counsel	2002	314,000	628,000		0	25,260
and Secretary	2001	264,000	528,000	$50,680(b)	0	23,760
Barry N. Winslow	2003	$350,000	$0	$293,400(b)	$0	$31,500
President of TCF National Bank	2002	350,000	700,000		0	26,700
	2001	270,000	540,000		0	22,500
Neil W. Brown	2003	$300,000	$0		$0	$27,000
Chief Financial Officer, Treasurer	2002	300,000	600,000		0	21,000
and Executive Vice President	2001	200,000	400,000		0	18,000

(a)  Salary and bonus are shown for the year in which they were earned.  No bonuses were paid for 2003.  The bonuses shown for 2001 and 2002 were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals.  (See “Annual Cash Bonus – 2003 and 2004” on page 12 of this proxy statement, for a description of the bonus program.)

(b)  For Mr. Cooper, the amounts include use of the Company airplane valued at $135,000 in 2003 and $95,420 in 2002; for Mr. Nagorske, the amounts include use of the Company airplane valued at $77,160 in 2003 and $47,120 in 2002; for Mr. Pulles, the amount includes a club membership valued at $29,250 in 2001; and for Mr.Winslow, the amount includes $219,020 in costs relating to the sale of Mr. Winslow’s home in connection with his relocation to the Company’s principal executive offices in 2003.  Where no amount is shown, the value did not exceed the lesser of $50,000 or 10% of annual salary and bonus.

(c)  Restricted stock awards were made to the named executives in 2000 of stock grants which qualify as performance-based (see pages 12-14).  These awards were reported as Long Term Incentive Plan Awards (“LTIP Awards”) on an LTIP table in the proxy statement covering 2000 compensation, except for 60,000 shares awarded to Mr. Brown, since he was not one of the named executives in 2000.  At December 31, 2003, the total unvested TCF Stock holdings of the named executives, including all previous restricted stock awards and performance stock awards, was as follows:

	# of Unvested Shares	Value at December 31, 2003
William A. Cooper	300,030	$15,406,541
Lynn A. Nagorske	175,020	$8,987,277
Gregory J. Pulles	75,030	$3,852,791
Barry N. Winslow	66,420	$3,410,667
Neil W. Brown	75,000	$3,851,250

Dividends are paid at the regular rate for TCF Stock except for performance-based shares awarded in 2000, which are paid a dividend of one-half the normal rate until 50% of the shares vest. Value at December 31, 2003, is based on $51.35, which was the closing price of TCF Stock on December 31, 2003.

(d)  Represents defined contribution plan (ESPP and supplemental) employer contributions in the plan during 2003 as follows:  Mr. Cooper, $63,000; Mr. Nagorske, $41,400; Mr. Pulles, $28,260; Mr. Winslow, $31,500; and Mr. Brown, $27,000; and insurance premiums paid for Mr. Cooper in 2003 of $11,650.  Does not include dividends or dividend-equivalents paid from or credited under the plans during 2003.

OPTION GRANTS AND EXERCISES

There were no option awards to the named executives in 2003.  There were no outstanding options and no option exercises during 2003 by the named executives.

NO REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

BENEFITS FOR EXECUTIVES

The named executives participate in the same TCF Employees Stock Purchase Plan (“ESPP”), pension, medical and other benefits that are provided to TCF employees generally.  In addition, TCF Financial provides the executives with supplementary “SERP” plans which provide ESPP and pension benefits with respect to the executives’ compensation in excess of certain limits established by the Code for the ESPP and pension plans and with supplemental long-term disability coverage.  Executives are also eligible for a deferred compensation program that allows them to defer receipt and taxation of salary, bonus and stock grants until after they leave TCF Financial.  TCF Financial does not make any employer matching or other employer contributions to the deferred compensation plans, other than payment of plan expenses.  TCF Financial also provides change in control protection for executives in the event of a change in control and provides various perquisites.  The value of the perquisites is included in the Summary Compensation Table on page 16 (or, in some instances, was not large enough to meet the SEC threshold for disclosure on that table.)  Following is a more detailed description of TCF Financial’s benefit plans that are provided to executive officers, including the named executives.  In the following description, “TCF” refers to TCF Financial and all affiliated companies.

TCF Employees Stock Purchase Plan (“ESPP”)

•                  The ESPP is a combination of a 401-(k) plan and an employee stock ownership plan (“ESOP”) and is sometimes referred to as a “KSOP.”  Under the ESPP, eligible employees are allowed to make contributions by salary reduction of up to 50% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code.  Contributions of employees defined by the Code as “highly compensated” are limited to 6% of salary and incentive compensation, however.  TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay.  Employee contributions vest immediately, while the Company’s matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.

•                  Employee contributions and matching contributions are invested 100% in TCF Financial Stock Fund, except that employees age 50 and older may diversify their accounts into other available investments.  The participant may elect to have dividends paid on TCF Stock held by the TCF Financial Stock Fund reinvested or paid directly to the participant.

•                  The benefit upon termination of employment is the vested balance in the account, distributed as TCF shares or cash as elected by the participant.

ESPP SERP

•                  The named executives participate in a Supplemental Employee Retirement Plan (“SERP”) related to the ESPP.

•                  The SERP provides the same benefits as the ESPP, except on compensation or benefits which exceed certain limits for that plan under the Code.  Assets are deemed to be invested 100% in TCF Stock.

Total ESPP - Related Benefits

•                  The total value of account balances under the ESPP and its related SERP for the named executives as of December 31, 2003, were as follows:  Mr. Cooper, $7,283,560; Mr. Nagorske, $2,530,590; Mr. Pulles, $2,085,080; Mr. Winslow, $1,886,860; and Mr. Brown, $331,080.

Pension Benefits

Cash Balance Plan (since 1990)

•                  Under the TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.

•                  Retirement accounts are credited monthly with interest payments which are tied to 10-year U.S. Government Bonds.  Effective January 1, 2004, TCF changed the interest rate index to an average of 5-year U.S. Government Bonds, plus .25%.

•                  The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

Pre-1990 Pension Plan

•                  Prior to September 1, 1990, TCF’s pension plan was based on various formulas.

•                  Benefits earned under this prior pension plan were frozen as of September 1, 1990.

•                  For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is provided by a group annuity contract with an independent insurance company.

Pension SERP

•                  The named executives participate in a SERP related to the Cash Balance Plan which provides benefits based on the Cash Balance Plan but with respect to compensation and/or benefits which exceed certain limits for those plans under the Code.

•                  The named executives, except Mr. Brown, also participated in a SERP related to the Pre-1990 Pension Plan.  All accrued benefits under this plan were paid out in 2003.

                                                Total Pension-Related Benefits

•                  The total annual annuity benefit (single life annuity form) under these three pension plans for the named executives accrued through December 31, 2003, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $174,800; Mr. Nagorske, $105,630; Mr. Pulles, $71,280; Mr. Winslow, $58,380; and Mr. Brown, $24,090.  If the executives continued with TCF Financial until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $223,420; Mr. Nagorske, $250,990; Mr. Pulles, $120,010; Mr. Winslow, $104,690; Mr. Brown, $118,670.

Deferred Compensation Plans

•                  TCF has deferred compensation plans that allow eligible executives and senior officers to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.

•                  The plans are known as the TCF Financial Executive Deferred Compensation Plan, the TCF Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.

•                  There are no Company contributions to these plans, other than payment of administrative expenses.

•                  Deferred salary or bonus amounts are credited to an account in the Plan and the ongoing value of the account is thereafter based on the investments in which the deferrals are deemed to be invested, as elected by the executive from among TCF Stock and other publicly traded stocks, bonds and mutual funds.  The value of the accounts of the five named executives, pursuant to their elections, are primarily or exclusively deemed to be invested in shares of TCF stock which are required to be held until distribution, at which time payment is made in-kind in the form of shares of TCF stock.

•                  Distributions to executives are paid out after termination of employment or upon a change in control over no more than 15 years and, in some cases, in lump sum form.

•                  TCF Financial has established trust funds to accumulate assets for payment of benefits as they come due.

•                  Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2003 were as follows:  Mr. Cooper – $53,616,130;  Mr. Nagorske – $20,305,720;   Mr. Pulles – $8,256,590; Mr. Winslow – $11,075,700; and Mr. Brown – $8,011,290.  These amounts include shares of TCF Stock which are not currently part of the account’s distributable balance because they are unvested restricted stock awards.  At December 31, 2003, the deemed investment in TCF stock under all three deferred plans was 3,721,420 shares of TCF Stock valued at $191,094,950.

•                  The Executive and Senior Officer Deferred Compensation Plans allow current distributions of TCF Stock dividend-based payments to plan participants who have deemed TCF Stock as an investment.

Payments in the Event of a Change in Control

•                  Mr. Cooper and the other four named executives are entitled to severance payments and vesting of stock grants and options if their employment is terminated due to a change in control.

•                  Mr. Cooper is entitled to the following payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:

•                  A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

•                  A non-cash benefit in the form of vesting of all unvested stock grants and options.  Vesting of stock grants and options occurs upon a change in control, regardless of whether or not Mr. Cooper’s employment is terminated.

•                  If Mr. Cooper becomes subject to an excise tax under Code Section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax cost reimbursement”).

•                  The other four named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for “good reason” within 24 months after a change in control:

•                  A cash payment equal to two times their annual salary and bonus.

•                  A non-cash benefit in the form of vesting of all unvested stock grants and options.  Vesting of stock grants and options occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•                  If the executive becomes subject to an excise tax under Code Section 280G, he is entitled to receive excise tax cost reimbursement.

•                  If the named executives with severance contracts terminated employment effective February 1, 2004 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit – Mr. Cooper, $4,900,000; Mr. Nagorske, $2,013,330; Mr. Pulles, $1,398,670; Mr. Winslow, $1,526,670; and Mr. Brown, $1,266,670.  (2) Non-cash: vesting of restricted stock and performance-based stock awards – Mr. Cooper, 300,030 shares; Mr. Nagorske, 175,020 shares; Mr. Pulles, 75,030 shares; Mr. Winslow, 65,020 shares; and Mr. Brown, 75,000 shares; and (3) excise tax cost reimbursement.  The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

What are the Provisions of the Chief Executive Officer’s Employment Agreement?

•                  TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.

•                  The agreement was for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.

•                  Mr. Cooper’s minimum base pay is $700,000.

•                  If Mr. Cooper is terminated “without cause” or leaves for “good reason” he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.

•                  If Mr. Cooper is terminated with “cause” or voluntarily leaves without “good reason,” he cannot compete against TCF Financial for one year.  This does not apply if a change in control occurs.

•                  In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

Indemnification Rights.

Indemnification rights are provided to the named executives under TCF Financial’s Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law.

PROPOSAL 2:  RE-APPROVE THE TCF PERFORMANCE-BASED COMPENSATION POLICY

FOR COVERED EXECUTIVE OFFICERS

The TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”) was first approved by stockholders in 1996, and was re-approved in 1999.  It is being re-submitted for approval at this Meeting under Section 162(m) of the Internal Revenue Code (the “Code”), and Treasury regulations issued thereunder (the “162(m) Rules”), which require the Company to obtain stockholder approval under performance-based plans every five years of: (1) the business criteria used for performance-based goals, and (2) the maximum award limits under the plan.  The Compensation/Nominating/Corporate Governance Committee (the “Committee”) amended and restated the Policy in connection with its submission to stockholders for approval at this Meeting.  The restated Policy uses the same business criteria and maximum award limits as before except that obsolete references (such as to pooling accounting or goodwill) were updated and quarterly or multi-year goals were authorized.  A copy of the restated Policy is on file at the SEC with this proxy statement and may be obtained by the stockholders of TCF Financial via the SEC’s website at www.sec.gov or upon written request directed to TCF’s Corporate Secretary at the TCF address listed on page 1 of this proxy statement.  References in the following text to the “Policy” are to the restated Policy.  The discussion that follows is a summary only.  Stockholders are urged to read the complete text of the Policy.

Section 162(m) and Performance-Based Compensation.  Under the Section 162(m) Rules, a company may not deduct for tax purposes compensation over $1,000,000 paid for any one fiscal year to its chief executive officer or to any one of its four other most highly compensated executive officers unless the compensation is “performance-based” or deferred.  The 162(m) Rules establish requirements that must be met in order for compensation to be considered as performance-based.

Why Stockholder Approval is Being Requested.  Stockholders are being asked to approve the Policy at the Annual Meeting in order to comply with the Section 162(m) Rules, which require the Company to obtain stockholder approval under performance-based plans every five years of: (1) the business criteria used for performance-based goals under the Policy, and (2) the maximum award limits under the Policy.  If stockholder approval is not provided, bonuses or other performance-based compensation paid to TCF covered executive officers may not be fully tax deductible to TCF.

How the Policy Works.  The Policy applies to each covered executive officer of the Company and operates as follows, as required by the 162(m) Rules.  The Policy defines a covered executive officer as a person who, on the last day of a taxable year, is either the Company’s chief executive officer (or someone acting in that capacity) or one of the four other highest-paid executive officers.  Each executive officer listed in the Summary Compensation Table on page 16 would be a covered executive officer under the Policy assuming no change in his position or compensation as of the last day of 2004.  The Committee determines which covered executive officers will receive awards and establishes the performance goals and amounts to be paid for achieving them in writing before the executive officer performs the services and before it can be known whether or not the executive officer will meet these goals.  The performance goal(s) must use one or more of the approved business criteria in the Policy and must specify the performance period during which the goals must be met.   Under the Policy, the performance period is a calendar year beginning January 1 and ending December 31, or such other period as the Committee designates and which is permissible under Code Section 162(m) including quarterly or multi-year performance periods.

The approved business criteria under the Policy are set forth on the next page.  After the performance period for the award is complete, the Committee determines and certifies if the goal(s) were or were not met.  Payment of a performance-based compensation award occurs only if the covered executive officer has met one or more of the performance goals for each performance period.  The Committee has no discretion to increase the amount payable for achieving the goal from what was originally established in writing by the Committee, however the Committee does have discretion to decrease the amount payable, even if the goal(s) was achieved, or to pay no incentive at all. Calculations made pursuant to the Policy are made in accordance with procedures reasonably designed to implement its terms.

Example:  TCF’s annual cash bonus program, described on page 12 of this proxy statement in the Committee Report, is operated under the Policy.  The Committee establishes annual earnings targets for cash bonuses under the Performance-Based Policy using Diluted EPS as the approved business criteria under the Policy.  Based on TCF’s Diluted EPS performance for 2001 and 2002, performance-based bonuses were paid at 200% of salary for 2001 and 2002, but were paid at 0% of salary based on the Diluted EPS achieved for 2003.  Please refer to the description of the Annual Cash bonus program on page 12 and to the Summary Compensation Table on page 16 for additional information on these bonuses.

Types of Awards Available Under the Policy:  Performance-based awards may be made in the form of cash (including, but not limited to, dividend equivalent payments on restricted stock), stock, restricted stock, or any combination thereof.  Stock options are not subject to this Policy and are not included in the limits in this Policy.  (By law, stock options qualify as “performance-based” if they are awarded under a plan such as the TCF Incentive Stock Program and their exercise price equals or exceeds TCF Stock’s fair market value on the date of the award.) To date, the only awards under the Policy have consisted of annual cash bonuses.  (See “Annual Cash Bonus – 2003 and 2004” in the Committee Report, page 12.)  An incentive compensation award paid in stock or restricted stock pursuant to the Policy could also be governed by the provisions of the TCF Incentive Stock Program. Voluntary deferral of an incentive compensation award paid in cash, stock, or restricted stock under this Policy may be made pursuant to the provisions of TCF Financial’s Executive or Senior Officer Deferred Compensation Plan.

Business Criteria Used for Performance-Based Goals Under the Policy:  Performance goals can be based on any one or more of the following business criteria as the Committee may select:

(i)                                     NET INCOME – TCF Financial’s or Business Unit’s (subsidiary or division of TCF Financial) after-tax net income for the applicable performance period as reported in TCF Financial’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) the effect of a significant merger or acquisition completed in a performance period on operations for the remainder of that performance period; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”); and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in TCF Financial’s or a Business Unit’s financial statements in accordance with GAAP.  However, the Committee may disregard any of the adjustments (1)-(5) if the effect of so doing would be to reduce the amount of the incentive payable.

(ii)                                  ROE – Net Income of TCF Financial, less dividends on preferred stock held by an unaffiliated third party, divided by TCF Financial’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from Statement of Financial Accounting Standards (“SFAS”) 115) for the applicable performance period.

(iii)                               ROA – Net Income of TCF Financial, divided by TCF Financial’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable performance period.

(iv)                              BUSINESS UNIT ROA – Net Income of a Business Unit or subsidiary managed by a covered executive officer, divided by the Business Unit’s or subsidiary’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable performance period.

(v)                                 BUSINESS UNIT ROE – Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(vi)                              ROTE – Net Income of TCF Financial plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the performance period.

(vii)                           BUSINESS UNIT ROTE – Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the applicable performance period.

(viii)                        EARNINGS PER SHARE – Net Income of TCF Financial divided by weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP, for the applicable performance period, adjusted to eliminate the effect of shares issued in mergers or acquisitions where those mergers or acquisitions also resulted in adjustments to Net Income.

(ix)                                AVERAGE TOTAL COMMON EQUITY – Common equity of TCF Financial or a Business Unit or subsidiary, for the applicable performance period, adjusted to eliminate the effect of mergers or acquisitions completed during the performance period where those mergers or acquisitions resulted in adjustments to Net Income.

(x)                                   CASH EARNINGS PER SHARE – Earnings Per Share, as defined above, and as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets other than mortgage servicing rights acquired in business combinations.

Maximum Award Limits Under the Policy:  The maximum award that may be made under the Policy per calendar year to the Chief Executive Officer is 2% of TCF’s Net Income.  The maximum award that may be made under the

Policy per calendar year for other covered executive officers is 1% of TCF’s Net Income per person.  These limits are reduced by any monetary performance unit awards under the TCF Stock Incentive Program for the same period (see Proposals 4 and 5).

Benefits Expected Under the Policy (New Plan Benefits).  It is not possible to determine how much compensation will be paid to the named executives or other employees under the Policy in the future.  Awards are at the discretion of the Committee; the Policy does not require any awards to be made and does not provide any formulas or guidelines for awards.  The current potential benefits under the Policy consist of the Annual Cash Bonus awards described on page 12 of this proxy statement.  For the calendar year 2003, a total of $0 in bonuses was paid to the five covered executives under the Policy (see page 12).

The Committee has discretion to reduce (but not increase) awards due based on performance achieved.  The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or rulings or advisory opinions published by the IRS, except that any amendment for which stockholder approval is required under Code Section 162(m) will be subject to receipt of such approval.

The Committee may disregard the Policy if it determines it is in the Company’s best interests to do so.  In such event, compensation no longer qualifying as “performance-based” under Code Section 162(m) might otherwise exceed the deductibility limit of Code Section 162(m).

What is the Board’s Recommendation on Voting on This Proposal?  The Board unanimously recommends that TCF stockholders vote “For” the re-approval of this Policy.

PROPOSAL 3:  RENEW THE TCF INCENTIVE STOCK PROGRAM

FOR AN ADDITIONAL TEN YEARS

The TCF Incentive Stock Program (the “Existing Program”) was approved by stockholders in 1995 for a period of ten years at an initial share authorization of 5% of TCF’s then outstanding shares.  Stockholders approved an amendment to the Existing Program in 2000 to increase the authorized shares by 2.5 million and to allow performance-based stock awards to be made under it.  The Existing Program is being submitted for renewal for another ten years (the “Renewed Program” or “Program”) because it is scheduled to expire in 2005 (next year).  Stockholder approval is requested for the Program for another ten years, through the Annual Meeting in 2014.

The objective of the Program is to attract and motivate outstanding officers and employees capable of assuring the future success of TCF Financial and its subsidiaries, by providing them with an opportunity to acquire TCF Stock.  As of March 1, 2004 there were approximately 2,458,740 shares remaining for issuance under the Existing Program.  Shares authorized for issuance under the Renewed Program would consist of the 2,458,740 unused shares remaining under the Existing Program plus any outstanding awards that are subsequently forfeited or cancelled.  No additional authorization of shares is being sought for new awards to be made under the Renewed Program over the next ten years, and no additional shares may be authorized or awarded

Why Stockholder Approval is Being Requested.  The Existing Program is scheduled to expire in 2005 and stockholder approval is needed for its renewal.  TCF wishes to continue making awards of stock-based compensation under the terms of the Renewed Program over the next ten years, up to the maximum authorized amount (see “Shares Available for Issuance Under the Program” on page 25).

How the Program Works.  The following summary of the Program is qualified in its entirety by reference to the full text of the Program, a copy of which is on file at the SEC with this proxy statement and may be obtained by the stockholders of TCF Financial via the SEC’s website at www.sec.gov or upon written request directed to TCF’s Corporate Secretary at the TCF address listed on page 1 of this proxy statement.  Stockholders are urged to read the full text of the Program.

All employees of TCF are eligible to receive awards under the Program.  The Committee determines the individuals who are eligible to receive stock options, restricted stock, stock appreciation rights (“SARs”), performance-based stock or performance units, the number of shares subject to such awards, the exercise price of any stock option or SAR, and the manner, time and rate of exercise of any stock option or SAR.  The Committee also determines the rate of vesting of any restricted stock awards, the goals for performance-based stock or performance unit awards and any other restrictions to be placed upon any stock, stock option, SAR, performance-based stock or performance unit or the shares that are to be issued upon the exercise of any stock option or SAR.  There are approximately 7,990 full-time employees as of December 31, 2003 who are eligible for selection to participate in the Program.  Non-employee Directors are not eligible to participate in the Program.

The Committee meets quarterly and to consider approval of individual stock option or restricted stock awards recommended by management, as well as certain broad-based restricted stock awards for consumer lending officers.   The Committee also periodically makes broad-based restricted stock awards to TCF employees who have a minimum of five years of service.  The Committee has also awarded certain long-term performance-based stock awards to executives, which will vest only upon the achievement of performance-based goals established and monitored pursuant to the Code 162(m) Rules for performance-based compensation.  TCF generally pays regular dividends on restricted  stock and performance-based stock awards prior to vesting, except that dividends are paid at only 50% of the regular rate for stockholders on the Year 2000 Performance Stock Grants until TCF achieves the first vesting goal of Cash EPS of $3.71 per share for those Grants.  (See the Committee’s Report on the Year 2000 Performance Stock Grants on page 12 of this proxy statement.)

The Program does not allow repricing of options and is therefore deemed to prohibit repricing of options pursuant to NYSE Rule 303A.08.  The recipient of a restricted stock award or a performance-based stock award may elect voluntary deferral of the shares pursuant to the provisions of TCF Financial’s Executive or Senior Officer Deferred Compensation Plans.

The Committee has the right to exercise discretion in any manner that would decrease (but not increase) the amount of a Performance Stock award otherwise payable under the Program.  The Committee may at any time amend or modify the Program to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the regulations, or rulings or advisory opinions published by the Internal Revenue Service (the “IRS”), except that any amendment for which stockholder approval is required under Code Section 162(m) will be subject to receipt of such approval.

The Program will continue in effect for a term of ten years from the date of its approval by stockholders at this Annual Meeting, until the Annual Meeting in 2014, unless earlier terminated by the TCF Board.  The Board generally may amend, suspend, or terminate the Program or any portion thereof at any time.  Except for adjustments made due to changes in outstanding TCF Stock as described above, the Program provides that no amendment may be made without the consent of stockholders where such amendment would (i) increase the aggregate number of shares with respect to which awards may be granted under the Program, or (ii) change any class of persons eligible to participate in the Program.  No amendment, suspension, or termination of the Program by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

Types of Awards Available Under the Program and How They Were Used Under the Existing Program:  The types of awards allowed under the Renewed Program are the same as under the Existing Program: stock options (“Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), performance-based stock (“Performance Stock”) and performance units (“Performance Units”).  Under the Existing Program, awards were made of Stock Options (907,550 shares), Restricted Stock (1,822,220 shares) and Performance Stock (1,071,120 shares), but no awards were made of SARs or Performance Units.  All awards were within the maximum award limits of the Existing Program (see page 24).

Stock Options granted under the Program may be either incentive stock options (“Incentive Stock Options”) or options that do not qualify as Incentive Stock Options (“Nonqualified Stock Options”).  Incentive Stock Options awarded under the Program are subject to certain limitations and restrictions with the intent that such options will qualify under Section 422 of the Code.  Such Options cannot have an exercise price of less than one hundred percent (100%) of the fair market value of TCF Stock on the date of the award.  Nonqualified Stock Options awarded under the Program cannot have an exercise price of less than eighty five percent (85%) of the fair market value of TCF Stock on the date the option is awarded.  Options on 175,550 shares remain outstanding as of March 1, 2004, all of which are vested and exercisable.

SARs may be granted to the holders of any stock option granted under the Program.  These SARs may be granted with respect to a stock option at the time of grant or any time thereafter.  In the event of the exercise of a SAR, the number of shares under the Program shall be reduced by the number of shares covered by the stock option or portion thereof exercised.  The Committee determines the exercise price for stock options or SARs.

Restricted Stock may be granted upon such terms and conditions as the Committee specifies.  The Committee specifies a restricted period and corresponding vesting schedule, according to which ownership of the Restricted Stock is determined, and may also specify such matters as the current payment or delayed payment of dividends on shares while they are restricted or other special provisions.  Unless otherwise specified by the Committee, holders of Restricted Stock have the right to vote the restricted shares prior to the vesting date of the Restricted Stock.  The Committee may also make Restricted Stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.  The Committee generally has the right to accelerate the time at which any or all of the restrictions on Restricted Stock will lapse or to remove any or all of the restrictions whenever it may determine that such action is appropriate.  In general, if the recipient of Restricted Stock shall cease to be continuously employed by TCF Financial or an affiliate during the restricted period, the recipient’s rights to Restricted Stock not yet vested will be forfeited.  Exceptions may be made for retirement, disability, or death according to the terms of the award agreement or exceptions the Committee approves in each case.  Awards of Restricted Stock under the Existing Program consisted of two programs applicable to broad groups of employees – a service-based award to all employees with at least five years of service with TCF, and an ongoing program of awards to consumer lending employees; as well as individual awards to various senior officers of the Company.  These Restricted Stock awards under the Existing Program were not performance-based; vesting was solely contingent upon continued service with TCF for the specified period, usually 5 – 7 years.

Performance Stock may be awarded under the Program only to an employee of TCF Financial or a subsidiary designated as a “key employee” by the Committee.  Performance Stock are shares of TCF Stock that are intended to qualify as performance-based for purposes of Code Section 162(m).  Performance Stock awards are subject to a maximum annual share award limit of 350,000 shares per person under the Program.  Vesting of Performance Stock is based on achievement of a specified goal or goals established by the Committee, using one or more of the business criteria approved for performance-based goals.  The Committee specifies a restricted period and corresponding vesting schedule, according to which ownership of the Performance Stock is determined, and may also specify such matters as the current payment or delayed payment of dividends on shares while they are restricted or other special provisions.  Unless otherwise specified by the Committee, holders of Performance Stock have the right to vote the restricted shares prior to the vesting date of the Performance Stock.  The Committee may also make Performance Stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.  The business criteria which may be used for Performance Stock awards consist of any one or more of the following:  Net Income, ROE, ROA, Business Unit ROE, Business Unit ROA, ROTE, Business Unit ROTE, EPS, Average Total Common Equity, and Cash EPS.  Awards of Performance Stock and their vesting are operated in compliance with the 162(m) Rules, including requirements that the specified goals must be achieved in order for any vesting to occur and that the Committee has no discretion to increase or accelerate the vesting of Performance Stock, but does have discretion to reduce vesting even if the performance-based goal is achieved.  Shares of Performance Stock under the Existing Program consisted entirely of the Year 2000 Performance Stock Awards.  Fifty percent of these shares will vest if TCF achieves a Cash EPS of $3.71 and the remaining 50% of the shares will vest if TCF achieves a Cash EPS of $4.24 by January 1, 2008.  Please refer to the description of these awards in the Committee Report, page 12 in this proxy statement.

Performance Units, consisting of monetary units that may be earned in whole or in part only if the Company achieves goals established by the Committee.  Payment of an award may be in cash or in TCF Stock.

Maximum Award Limits Under the Program.  Under the Program there is a limit of 400,000 shares per person per year that can be awarded as Stock Options (Incentive Stock Options and Nonqualified Stock Options) and SARs combined.  This limit is automatically adjusted to reflect any changes in the outstanding stock of TCF Financial by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF Stock.  The maximum award of Performance

Stock that may be made under the Program in any one calendar year to any one employee is 350,000 shares, also automatically adjusted in the event of stock splits or other similar changes in capitalization. The monetary value of Performance Unit(s) awarded to the Chief Executive Officer per calendar year may not exceed 2% of the Company’s Net Income for that year, and for other executive officers may not exceed 1% of TCF’s Net Income per person for that year (reduced by any cash awards made under the TCF Performance-Based Compensation Policy for the same period).  Under the Existing Program, the largest stock award to any one person was 300,000 shares, to Mr. Cooper, under the Year 2000 Performance Stock Awards which is less than the 350,000 annual share limit and the award is over a period of five to eight years.  (See pages 12-13.)

Shares Available for Issuance Under the Program.  The share authorization approved by stockholders under the Existing Program in 1995 was five percent of the shares of TCF Stock outstanding on the date the Program was approved by stockholders.  In 2000, stockholders approved an increase of an additional 2.5 million shares.  A total of 2,458,740 shares remain available for new awards under the Existing Program as of March 1, 2004.  The number of authorized shares under the Renewed Program will equal the balance of shares remaining under the Existing Program on the date the Renewed Program is approved by stockholders.  Thus, the initial number of shares authorized for issuance under the Renewed Program would be 2,458,740 shares, which is approximately 3.5% of TCF’s current shares outstanding.  Shares issued pursuant to the Program may be authorized, unissued shares or previously issued shares acquired by TCF Financial and held as treasury shares.

Where stock options, SARs, Restricted Stock, or Performance Stock shares are forfeited or terminated, the shares as to which such forfeiture or termination has occurred will be available for the granting of new awards under the Program.  Any such shares resulting from terminated or forfeited awards made under the Existing Plan after the Renewed Plan is approved will be added to the number of authorized shares under the Renewed Plan as such forfeitures and terminations occur (except in the case of shares cancelled for withholding of taxes, which will not be added back to the pool of available shares).  As of March 1, 2004 there were 431,110 shares of Restricted Stock and 1,071,120 shares of Performance Stock unvested, which if ultimately forfeited or terminated could be added to the number of authorized shares under the Renewed Plan.  No more than the authorized number of shares of TCF Stock may be awarded under the Renewed Program unless stockholders subsequently approve an increase in this limit.  However, the number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF Stock.

Benefits Expected Under the Program (New Plan Benefits).  It is not possible to determine how much compensation will be paid to the named executives and other employees under this Program in the future.  Awards are at the discretion of the Committee; the Program does not require any awards to be made and does not provide any formulas or guidelines for awards.  In the calendar year 2003, a total of 127,950 shares were awarded under the Existing Program as follows:

New Plan Benefits (Benefits Awarded in Prior Fiscal Year under This Program)

TCF Incentive Stock Program

Name and Position	Dollar Value ($ )	Number of Units
Mr. Cooper, Director, Chairman and Chief Executive Officer	$0	0
Mr. Nagorske, Director, President and Chief Operating Officer	0	0
Mr. Pulles, Vice Chairman, General Counsel and Secretary	0	0
Mr. Winslow, President of TCF National Bank	0	0
Mr. Brown, Chief Financial Officer, Treasurer and Executive Vice President	0	0
Executive Group	282,425	5,500
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	$6,287,810	122,450

This table does not include the 1,071,120 shares of Performance Stock awarded under the Existing Program to the named executives and seven other executives (see pages 12-13 for a description) because those awards were made in the calendar years 2000 and 2001 with vesting to occur, if at all, over a period of five to eight years.

Equity Compensation Plans Approved by Stockholders:  The following chart is provided as required under SEC regulations with information as of December 31, 2003:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	240,850	$25.76	2,249,230
Equity compensation plans not approved by security holders	0	0	0
Total	240,850	$25.76	2,249,230

Change-in-Control Considerations Relative to the Program.  The Program provides that, upon the occurrence of certain events that would constitute a “change in control”, outstanding awards of Stock Options, SARs, Restricted Stock, Performance Stock, and Performance Units may become fully vested.  Therefore, awards under the Program may have an impact in a change in control.  Under the Program, a “change in control” occurs when any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities.  A change in control is also defined as any two (2) consecutive year periods in which there ceases to be a majority of the Board whose nomination for election by TCF Financial’s stockholders was approved by a vote of at least two thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.  Lastly, a change in control would occur if the stockholders approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF Financial approve a plan of complete liquidation of TCF Financial of all or substantially all of TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.  Pursuant to the Existing Program, the Committee has provided in various Restricted Stock Awards that vesting after a change in control is contingent upon a termination of employment without cause after such change in control.  However, this additional contingency is not present in the case of the Year 2000 Performance Stock Awards.

In the event of a change in control of TCF Financial, the foregoing provisions of the Program could result in the vesting of Stock Options, SARs, Restricted Stock, Performance Units, or Performance Stock at a time when they would not otherwise vest or be exercisable.  Such vesting or exercisability, together with other anti-takeover provisions included in TCF Financial’s Restated Certificate of Incorporation (the “Certificate”, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1) and the accumulation of shares of TCF Stock in the ESPP and the Executive and Senior Officer Deferred Compensation Plans may have the effect of discouraging a merger, tender offer, or acquisition of stock that would constitute a “change in control.”  However, the change in control provision is not intended to increase the amounts payable to participants in the Program but is designed to ensure that a participant will not, as the result of a change in control, be denied benefits under the Program which the participant would otherwise have been entitled to receive or have the right to earn.  If a change in control were to occur at March 1, 2004, this provision of the Existing Program would result in the exercisability of no additional Stock Options, since all options would have vested, however 431,110 shares of Restricted Stock and 1,071,120 shares of Performance Stock would vest.

Existing Limitations on Acquisition of Control of TCF Financial.  In addition to approvals from regulatory agencies, there are certain existing provisions of TCF Financial’s Certificate that may make it more difficult to acquire control of TCF Financial.  The principal provisions are summarized below.

TCF Financial’s Certificate includes a “Minimum Price” provision which generally requires a business combination with a significant stockholder to meet certain procedural and price conditions, unless it is approved by the continuing Directors (as defined) or by an 80% vote of the stockholders of TCF Financial who are unaffiliated with the significant stockholder.  This could have the effect of discouraging or defeating any two-step takeover attempt not deemed appropriate by the Board.

TCF Financial’s Certificate authorizes the issuance of up to a total of 280,000,000 shares of TCF Stock and 30,000,000 shares of preferred stock without further stockholder approval, and authorizes issuance of the preferred shares with less than one vote, one vote, or more than one vote per share.  These provisions could be used by the Board to deter a takeover attempt of which the Board does not approve by authorizing the issuance of preferred stock with rights and preferences which could impede the completion of such a transaction, or through negotiated sale of such shares to parties friendly to TCF Financial.

TCF Financial’s Certificate requires approval of 80% of the shares eligible to vote at a meeting in order to amend provisions of the Certificate or to amend the Bylaws related to takeover matters.

TCF Financial has a classified Board, with each class of Directors holding office for staggered three-year terms.  Cumulative voting is not authorized in the election of Directors.  These provisions, singly or in combination, could preclude a potential acquirer from changing the membership of the Board over less than a three-year term, or electing one or more Directors of its choosing without the cooperation of other significant stockholders.

TCF Financial’s Bylaws set forth procedures concerning a stockholder proposal or a stockholder Director nomination for consideration at any annual meeting.  The advance notice requirement for stockholder proposals, by regulating the introduction of new business at an annual meeting of stockholders, affords the Board the opportunity to consider stockholder proposals and, to the extent deemed necessary or desirable by the Board, to respond accordingly.  Although the Bylaws do not give the Board the power to approve or disapprove of stockholder proposals, it may have the effect of precluding such proposals if the procedures established by it are not followed or if a proposal is deemed inappropriate and this may discourage or deter a third party from conducting a solicitation of proxies in furtherance of such proposals.  The advance notice requirement for stockholder Director nominations, by regulating such nominations at an annual meeting of stockholders, affords the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.  Although the Bylaws do not give the Board the power to approve or disapprove of stockholder nominations for election of Directors, it may have the effect of precluding contests for the election of Directors if the procedures established by it are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of Directors.

TCF Financial’s Certificate also provides that special meetings of stockholders may only be called by a majority of the continuing Directors.  This provision is designed to safeguard provisions of the Certificate and the Bylaws relating to control of TCF Financial by making it more difficult for a stock accumulator to call a special meeting for such purposes as amending the Bylaws or electing new Directors.  As a result, stockholders may be forced to wait until the next annual meeting to propose matters for stockholder consideration.

In addition to the measures in TCF Financial’s Certificate and Bylaws, as described earlier, the Program contains certain provisions that provide or accelerate benefits to participants in the event of a change in control.  These provisions would allow certain management employees of TCF Financial to obtain additional shares of stock, making it more difficult for a potential acquirer to obtain the 80% stockholder approval required for certain business combinations and for amending certain provisions of the Certificate and Bylaws.  See “Change-in-Control Considerations Relative to the Program” earlier in the discussion of this proposal.  Also, there is a potential anti-takeover impact from accumulation or potential accumulation of TCF Stock in the Executive and Senior Officer Deferred Compensation Plans and the ESPP.  See “TCF Stock Ownership of Directors, Officers and 5% Owners” on page 9.  These plans could have the effect of placing a significant number of shares of TCF Stock under the control or influence of employees or Directors of TCF Financial or its affiliates.  The ESPP owns approximately 5.8% of the TCF Stock outstanding as of March 1, 2004.  Any concentration of voting power in these plans might be viewed as making it more difficult for an acquirer to effect a change in control.

The Delaware General Corporate Law (the “DGCL”) prohibits a stockholder owing 15% or more of the voting shares of a corporation under Delaware law from engaging in any of a number of transactions with the corporation for three years after the 15% stock ownership is attained, unless the transaction is approved in advance by the board of Directors of the corporation or comes within one of the exceptions in the statute.  This section of DGCL applies to TCF Financial.

On May 23, 1989, the Board adopted a Shareholder Rights Plan under which a dividend was declared of one preferred share purchase right for each share of TCF Stock, payable on June 9, 1989, to holders of record on that date.  The Plan was re-approved on May 11, 1999 and extended from June 9, 1999 (the original expiration date) through June 9, 2009.  Such rights also attach to shares issued subsequent to June 9, 1999.  The rights will become exercisable only if a person or group acquires or announces an offer to acquire 15% or more of TCF Stock.  When exercisable, each right will entitle the holder to buy one one-hundredth of a share of a new series of junior participating preferred stock at a price of $100.  In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either TCF Stock or shares in an “acquiring entity” at half of the market value.  The Board is generally entitled to redeem the rights at $.001 per right at any time before they become exercisable.  The rights will expire on June 9, 2009, if not previously redeemed or exercised.

As a result of the foregoing measures, TCF Stock may not attract institutional investors or certain other members of the investment community and this could result in a depressed market price and liquidity for TCF Stock and/or discourage non-negotiated takeover offers that might have been deemed by stockholders to be in their interests and might have involved offers to purchase TCF Stock at a premium over the market price prevailing at the time.

Income Tax Consequences.  TCF Financial has been advised by counsel that under the Code, as presently in effect, the following federal tax consequences generally will result under the Program:

1.               The recipient of a stock option or SAR will not be deemed to receive any income for federal tax purposes at the time an option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

2.               In the case of Incentive Stock Options, there is no tax liability to the recipient at time of exercise (excluding potential alternative minimum tax consequences.)  Generally, if the recipient complies with certain holding periods any gain to the recipient on the sale of the stock acquired by the exercise will be taxed as a capital gain.  “Gain” is measured as the difference between the option price on the date of grant and the sale price.  If the sale price is less than the option price, the difference will be treated as a capital loss.  If the recipient does not comply with the holding periods, such as through a “cashless exercise”, the sale of the stock will be a “disqualifying disposition” and gain or loss upon the sale will be taxed as ordinary income or ordinary loss, as the case may be.

3.               In the case of an exercise of a Nonqualified Stock Option, recipients will be deemed to have received ordinary income in an amount equal to the difference between the option price and market price of the shares on the exercise date.  Upon a sale of stock acquired pursuant to a Nonqualified Stock Option, any difference between the sale price and the market value of the stock on the date the option was exercised will be treated as a capital gain or capital loss.

4.               In the case of an exercise of a SAR, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash and/or the market value of unrestricted shares received.

5.               A recipient of Restricted Stock or Performance Stock normally will not recognize taxable income at the time the stock is issued, unless rights to part or all of the stock are immediately vested.  Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient.  However, the recipient may elect to recognize ordinary income in an amount equal to the market value of the Restricted Stock or Performance Stock (in excess of any amount paid by the recipient) at the time the stock is issued.  Any subsequent change in the value of the shares would then be treated as a capital gain or loss if and when the stock is sold.

6.               Upon the exercise of a Nonqualified Stock Option or SAR, or the vesting of Restricted Stock or Performance Stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient unless such value exceeds the limits on deductible compensation under Code Section 162(m).  No income tax deduction will be allowed the Company as a result of the exercise of an Incentive Stock Option.  However, if shares acquired by exercise of an Incentive Stock Option are disposed of before the later of one year from the date of exercise and two years from the date of grant, the Company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

Effective January 1, 2000, TCF adopted SFAS No. 123 for stock-based compensation transactions beginning in 2000.  Also, TCF granted a total of 1,071,120 shares of Performance Stock to certain officers.  See Committee Report, page 12.  The total grant-date fair value of these shares was $21.7 million, which will be recognized as compensation expense ratably during the expected earning period.

The income tax consequences set forth above are a summary only, and are based upon federal tax laws currently in effect.  The tax consequences may be different in particular circumstances.

What is the Board’s Recommendation on Voting on This Proposal?  The TCF Board unanimously recommends that TCF stockholders vote “For” the renewal of this Program for an additional ten years.

PROPOSAL 4:  RE-APPROVE THE PERFORMANCE-BASED GOALS AND LIMITS
OF THE TCF INCENTIVE STOCK PROGRAM

The performance-based aspects of the Program are being submitted for re-approval at this Meeting apart from the renewal of the Program for another ten years (Proposal 3).  This re-approval is being requested because the 162(m) Rules require the Company to obtain stockholder approval under performance-based plans every five years of: (1) the business criteria used for performance-based goals, and (2) the maximum award limits under the plan.  The Committee amended and restated the Renewed Program in connection with its submission to stockholders for approval at this Meeting.  The Renewed Program uses the same performance-related business criteria and maximum award limits as the Existing Program, except that obsolete references (such as to pooling accounting or goodwill) were updated and quarterly or multi-year goals were authorized.

The following summary of the Program is qualified in its entirety by reference to the full text of the Program, a copy of which is on file at the SEC with this proxy statement and may be obtained by the stockholders of TCF Financial via the SEC’s website at www.sec.gov or upon request directed to TCF’s Corporate Secretary at the TCF address listed on page 1 of this proxy statement.  Stockholders are urged to read the full text of the Program.  A substantially longer summary of the Program is included on pages 22-29 of this proxy statement and is hereby incorporated by reference.

Section 162(m) and Performance-Based Compensation.  Under the 162(m) Rules, a company may not deduct for tax purposes compensation (including Stock Options and vesting of Performance Stock grants) over $1,000,000 paid for any one fiscal year to its chief executive officer or to any one of its four other most highly compensated executive officers unless the compensation (including Stock Options and vesting of Performance Stock grants) is “performance-based” or deferred.  The 162(m) Rules establish requirements that must be met in order for compensation to be considered as performance-based.  For Performance Stock and Performance Units under the Program, the 162(m) Rules require a process identical to that followed under the TCF Performance-Based Policy for awards under that Policy, namely in general that the performance goals and performance period must be timely established by the Committee and achievement of the goals must be certified by the Committee in order for the compensation to be paid or the vesting of the stock grants to take place.  Please refer to pages 19-22 of this proxy statement describing the Performance-Based Compensation Policy re-approval and the requirements of 162(m), all of which are hereby incorporated in this description for purposes of this re-approval.  Unlike Performance Stock and Performance Units, Stock Options automatically qualify as “performance-based” if they are awarded under a stockholder-approved plan such as the TCF Incentive Stock Program and their exercise price equals or exceeds TCF Stock’s fair market value on the date of the award, as long as the Program limits that amount of Stock Options that may be awarded (see the following paragraph on “Maximum Award Limits Under the Program”).

Types of Awards Available Under the Renewed Program and Under the Existing Program:  The types of awards allowed under the Existing Program and the Renewed Program are: Stock Options, SARs, Restricted Stock, Performance Stock, and Performance Units.  Only the Performance Stock and Performance Units awards are intended to qualify as performance-based compensation.  Performance Unit awards may include dividend equivalent payments on Performance Stock, Restricted Stock, or shares in the TCF Executive Deferred Compensation Plan. Under the Existing Program awards were made of Stock Options (907,550 shares), Restricted Stock (1,822,220 shares) and Performance Stock (1,071,120 shares), but no awards were made of SARs or Performance Units.

Why Stockholder Approval is Being Requested.  Stockholders are being asked to approve the Program at the Annual Meeting in order to comply with the 162(m) Rules, which require the Company to obtain stockholder approval under performance-based plans every five years of: (1) the business criteria used for performance-based goals under the Policy, and (2) the maximum award limits under the Policy.  If stockholder approval is not provided, bonuses or other performance-based compensation paid to TCF covered executive officers may not be fully tax deductible to TCF.

Business Criteria Used for Performance-Based Goals Under the Program:  Performance goals may be based on any one or more of the following business criteria as the Committee may select: Net Income, ROE, ROA, Business Unit ROE, Business Unit ROA, ROTE, Business Unit ROTE, EPS, Average Total Common Equity, and Cash EPS.  The definitions of these business criteria are identical to those in TCF’s Performance-Based Compensation Policy, as set forth on page 21 of this proxy statement.

Maximum Award Limits Under the Program.  Under the Program there is a limit of 400,000 shares per person per year that can be awarded as Stock Options (Incentive Stock Options and Nonqualified Stock Options) and SARs combined.  This limit is automatically adjusted to reflect any changes in the outstanding stock of TCF Financial by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any changes in the corporate structure of TCF Financial or shares of TCF Stock.  The maximum award of Performance Stock that may be made under the Program in any one calendar year to any one employee is 350,000 shares, also automatically adjusted in the event of stock splits or other similar changes in capitalization.  The monetary value of Performance Unit(s) awarded to the Chief Executive Officer per calendar year may not exceed 2% of the Company’s Net Income for that year, and for other executive officers may not exceed 1% of TCF’s Net Income per person for that year (reduced by any cash awards made under the TCF Performance-Based Compensation Policy for the same period).  Under the Existing Program, the largest performance-based award to any one person was 300,000 shares of TCF Stock, to Mr. Cooper, under the Year 2000 Performance Stock awards which is less than the 350,000 annual share limit and the award is over a period of five to eight years.  (See pages 12-13.)

What is the Board’s Recommendation on Voting on This Proposal?  The TCF Board unanimously recommends that TCF stockholders vote “For” this Proposal.

PROPOSAL 5:  ADVISORY VOTE ON TCF FINANCIAL’S APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2004.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF’s independent public accountants.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF stockholders vote “For” approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent accountants, KPMG LLP (“KPMG”), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed with the independent accountants, KPMG, the accountants’ independence.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Fees paid to our independent public accountant, KPMG, for the years ended December 31, 2002 and 2003 are as follows:

	2002	2003

Audit Fees	$721,000	$774,000

Audit Related Fees (1)	$28,400	$26,000

Tax Fees (2)	$317,190	$201,050

All Other Fees	$0	$0

TOTAL	$1,066,590	$1,001,050

(1)          Audit Related Fees were due to employee benefit plan audits and the issuance of collateral letters.

(2)          Tax Fees related to the preparation of tax returns, consulting on executive compensation and benefits, and consultation on other corporate tax matters.

Since the passage of the Sarbanes-Oxley Act of 2002, 100% of all services provided by KPMG (including all of the services on the foregoing chart, except those provided prior to the passage of the Sarbanes-Oxley Act) have been pre-approved by the Audit Committee pursuant to its procedures described later in this Report.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended on October 20, 2003.  The amendment was made to the charter to make it clear that the Audit Committee is responsible for providing direct input into performance evaluations of the Chief Audit Executive and any decisions about his/her compensation.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.

Each member of the Audit Committee is independent, as independence is defined in Sections 303.01 (B)(2)(a) and (3) and 303A.02 and 303.07(b) of the listing standards of the New York Stock Exchange.

BY THE AUDIT COMMITTEE:

George G. Johnson, Ch.	Peter L. Scherer
Robert E. Evans	Gerald A. Schwalbach
Luella G. Goldberg

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2005, you must submit your request in writing to the Secretary of TCF Financial no later than November 16, 2004.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.  Also, see TCF’s Policy on Stockholder Nominations on page 2 of this proxy statement.

Proposals not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline.  The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other stockholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s annual meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 25, 2005.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial is furnishing with this proxy statement a copy of its 2003 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2003 ANNUAL REPORT ON FORM 10-K.  If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the TCF corporate address on page 1 of this proxy statement.  If you want copies of exhibits to the 2003 Annual Report on Form 10-K a reasonable charge may be made for the expense.  You can also visit our website at www.tcfexpress.com for free access to SEC filings by clicking on “About TCF Bank”, then clicking on “Investor Relations”, and then clicking on “SEC Filings.”

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (Householding).  TCF Financial has elected to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one proxy statement and one annual report are being delivered to multiple stockholders sharing an address unless TCF Financial has received contrary instructions from one or more of the stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its Annual Report on Form 10-K or this Proxy Statement to a shared address to which a single copy of the documents was delivered.  You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the TCF corporate address on page 1 of this Proxy Statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the Annual Report and/or proxy statement in the future, you may contact the transfer agent, EquiServe, by calling its toll-free number (800) 730-4001 or writing to them at P.O. Box 43010, Providence, RI  02940-3010.  Your request will be effective 30 days after receipt.  If you are currently receiving multiple copies of the Proxy Statement and Annual Report and prefer to receive a single set for your household, you may also contact EquiServe at the phone number or address above.

TCF PERFORMANCE-BASED COMPENSATION POLICY FOR

COVERED EXECUTIVE OFFICERS

(As Re-approved effective January 1, 2004)

1.             Purpose.  The purpose of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”) is to establish one or more performance goals for payment of incentive compensation (other than stock options and performance stock awarded under the TCF Financial Incentive Stock Program) and the maximum amount of such incentive compensation that may be paid to certain executive officers.  It is the intention of TCF Financial Corporation (the “Corporation”) that incentive compensation awarded to each covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1996 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations published relating thereto (the “Regulations”).

2.             Covered Executive Officers. This Policy shall apply to the Chief Executive Officer of the Corporation and the other individuals who, on the last day of the applicable taxable year, were among the four highest compensated executive officers (other than the Chief Executive Officer) of the Corporation. Whether an individual is among the four highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

3.             Incentive Compensation Award/Establishment of Performance Goals.  An incentive compensation award to a Covered Executive Officer pursuant to this Policy may be paid in the form of cash, stock, or restricted stock, or any combination thereof.  Payment of incentive compensation awards to a Covered Executive Officer under this Policy will be contingent upon the attainment of the performance goal or goals in the Performance Period established for such Covered Executive Officer by the Committee as provided herein.  The Committee shall approve such awards and shall retain the discretion to reduce, defer or eliminate the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

                Each year the Committee shall select the individuals, if any, to be Covered Executive Officers for that year in addition to the Chief Executive Officer and shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code (currently the last day of the first quarter of the calendar year where the Performance Period is the calendar year), the Regulations  or in ruling or advisory opinions published by the Internal Revenue Service (the “IRS”). Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

•	Net Income

•	Cash Net Income

•	Earnings Per Share (“EPS”)

•	Cash EPS

•	Return on Average Assets (“ROA”)

•	Return on Average Equity (“ROE”)

•	Return on Tangible Equity (“ROTE”)

                The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Financial Stock Incentive Program.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Financial Stock Incentive Program.

4.             Definitions.  For purposes of this Policy and for determining whether a particular goal was attained, the following terms shall have the meanings given them below:

(a)  The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)  The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

.

(c)  The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(d)  The term “Return on Average Assets” shall mean the Net Income of the Corporation, divided by the Corporation’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(e)  The term “Business Unit ROA” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(f)    The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(g)  The term “Return on Tangible Equity” shall mean the Net Income of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total  Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the Performance Period.

(h)  The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total  Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the Performance Period.

(i)  The term “Earnings Per Share” shall mean the Net Income of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(j)     The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.

(k)  The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets other than mortgage servicing rights acquired in business combinations.

5.             Calculations.  Calculations made pursuant to this Policy shall be made in accordance with procedures reasonably designed to implement its terms.

6.             Applicability of Certain Provisions of Other Plans.  An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the plan under which the award was made.  Deferral of an incentive compensation award paid in cash under this Policy may be made pursuant to the provisions of the Corporation’s deferred compensation plan, subject to any restrictions under applicable law.

7.             Effective Date; Amendment and Termination.  This Re-approved Policy shall be effective as of January 1, 2004; subject to re-approval by the stockholders of the Corporation at the 2004 stockholders annual meeting.  The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

TCF Financial Incentive Stock Program

(As submitted to the TCF Annual Stockholders’

Meeting on April 28, 2004)

                1.             Purpose; Program Renewal.

                                The purpose of the TCF Financial Incentive Stock Program (the “Program”) is to attract and retain outstanding individuals as officers and other employees of TCF Financial Corporation (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, par value $.01 per share (the “Common Shares”), or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the “Benefits”).

                                This Program is a renewal of the TCF Financial 1995 Incentive Stock Program (the “Prior Program”).

                2.             Administration.

                                The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission and “independent directors” as defined under the rules of the New York Stock Exchange as the Board of Directors may from time to time designate.  In addition, if necessary for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), membership on the Committee shall be limited to individuals who qualify as “outside directors” under that Section.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

                3.             Participants.

                                Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

4.             Types of Benefits.

                                Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof.  Notwithstanding the foregoing, the Committee may not award more than 400,000 shares in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights combined in any one calendar year to any individual participant, and the Committee may not award more than 350,000 shares of Performance Stock in any one calendar year to any individual participant. The Committee may not award monetary value of Performance Units greater than two percent (2%) of the Corporation’s net income (as defined below) to the Chief Executive Officer in any one calendar year, or one percent (1%) of the Corporation’s net income (as defined below) in any one calendar year to any other individual participant, in each case reduced by the monetary value of any cash awards under the TCF Performance-Based Compensation Policy.  Any Benefits awarded under the Program shall be evidenced by a written agreement containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

                5.             Shares Reserved Under the Program.

                                There is hereby reserved for issuance under the Program, subject to subsequent adjustments under paragraph 17, all of the shares remaining available for issuance under the Prior Program as of March 1, 2004, a total of 2,458,739 shares.  If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder or under the Prior Program without the issuance of unrestricted Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program.

                6.             Incentive Stock Option Plan.

                                Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant.  Incentive Stock Options will not be exercisable more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death. If the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  The aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

                7.             Non-qualified Stock Option Plan.

                                Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than eighty-five percent (85%) of the Fair Market Value of such Common Shares on the date of grant.  Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death. In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  If the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  A Non-qualified Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

                8.             Stock Appreciation Rights Plan.

                                The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder or under the Prior Stock Option Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

                                (a)           A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

                                (b)           Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

                                                (i)    The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

                                                (ii)   The number of shares covered by such option or portion thereof which is so surrendered.

                                (c)           A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

                                (d)           The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant’s election.

                                (e)           In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

                9.             Restricted Stock Awards Plan.

                                Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

                10.           Performance Units Plan

(I)            Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Business Unit ROE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant.  In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants, unless the Committee in its discretion elects to reduce the amount of the payment.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement.  Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Committee.  The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in paragraph 5 hereof.

(II)           Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m).  Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years.  The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Business Unit ROE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below:

(a)  The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)  The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

.

(c)  The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(d)  The term “Return on Average Assets” shall mean the Net Income of the Corporation, divided by the Corporation’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(e)  The term “Business Unit ROA” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

(f)    The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(g)  The term “Return on Tangible Equity” shall mean the Net Income of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total  Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the Performance Period.

(h)  The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets other than mortgage servicing rights acquired in business combinations, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total  Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights) for the Performance Period.

(i)  The term “Earnings Per Share” shall mean the Net Income of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(j)     The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.

(k)  The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets other than mortgage servicing rights acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Units or Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code.  The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be “key employees” as determined by the Committee.  The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Performance-Based Compensation Policy.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Performance-Based Compensation Policy.

                11.           Nontransferability.

                                Each Stock Option and Stock Appreciation Right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  A participant’s interest in a

Performance Unit shall not be transferable until payment or delivery of the award is made.  Notwithstanding the foregoing, the Committee may in its discretion award Non-qualified Stock Options which are transferable at the discretion of the participant to whom they are awarded.

                12.           Other Provisions.

                                The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options under the Program in installments, provisions for the payment of the purchase price of shares under Stock Options under the Program by delivery of other Common Shares of the Company which have been owned for at least six months having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to apply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

                                The Committee may, in its discretion, permit payment of the purchase price of shares under Stock Options under the Program by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                                The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions:  (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

                13.           Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.

                                No Benefit shall be granted more than ten (10) years after April 21, 2004, the date of the approval of this Program by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without stockholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights

then outstanding under this Program or the Prior Program to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the written agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

                14.           No Further Awards Under Prior Program.

                                No options or other awards shall be granted under the Prior Program on or after the date of stockholder approval of this Program.

                15.           Taxes.

                                The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under this Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.

                16.           Definitions.

                                Fair Market Value.  The term “Fair Market Value” of the Company’s Common Shares at any time shall be the average of the high and low sales prices for the Company’s Common Shares for the date, as reported on the New York Stock Exchange.

                                Subsidiary.  The term “subsidiary” for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option Plan purposes the term “subsidiary” shall be defined as provided in Section 424(f) of the Code.

                                Change in Control.  A “Change in Control” shall be deemed to have occurred if:

                                (a)           any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

                                (b)           during any period of two (2) consecutive years (not including any period prior to the date on which the Program was approved by the Company’s Board of Directors) there shall cease to be a majority of the Board comprised as follows:

individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                                (c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

                Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the written agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such agreement than the foregoing definition.

                                Stock Options.  The term “Stock Options” shall mean Incentive Stock Options and Non-qualified Stock Options under the Program and, if the context includes the Prior Stock Option Programs, options granted under the Prior Stock Option Programs.

                                Disability.  The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

                                Retirement.  The term “retirement” for all purposes of the Program shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

                17.           Adjustment Provisions.

                                If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.  The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

                                Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                                Subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

                                (a)           All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

                                (b)           All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

                                (c)           All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

                                (d)           All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

Provided, however, that the Committee may provide in the written agreement establishing the terms and conditions of any award that vesting upon a Change in Control is contingent upon termination of employment (whether voluntary or involuntary, with or without cause, as the Committee may provide) of the grantee within one year after the Change in Control.

                18.           Amendment and Termination of Program.

                                The Committee may amend this Program from time to time or terminate this Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent, increase the number of authorized shares under this Program or cause a performance-based award to fail to qualify under Code Section 162(m).  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program losing its status as a protected plan under said Rule 16b-3.

                19.           Stockholder Approval.

                                The Prior Program was adopted by the Board of Directors and approved by the stockholders in 1995.  This Program was adopted by the Board of Directors of the Company in March 2004, effective upon obtaining stockholder approval at the 2004 Annual Stockholders Meeting.  This Program and any Benefit granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.

TCF FINANCIAL CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/tcb.		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter the number listed above and follow the easy steps outlined on the secured website.		2.	Enter the number listed above and follow the easy recorded instructions.

 If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	xxxx

Unless you indicate otherwise,all signed proxy cards received (or voted by telephone or by Internet) will be voted “FOR ALL NOMINEES”on Proposal 1, and “FOR”on Proposals 2,3,4,and 5.The Board of Directors recommends that you vote “FOR ALL NOMINEES”on Proposal 1,and “FOR”on Proposals 2,3,4,and 5.

1.	Election of Directors.
	Nominees:	(01)	Luella G.Goldberg,	(02)	George G.Johnson,				FOR	AGAINST	ABSTAIN
		(03)	Lynn A.Nagorske,	(04)	Ralph Strangis		2.	Re-approval of the TCF Performance-Based Compensation Policy for Covered Executive Officers.	☐	☐	☐

							3.	Renewal of the TCF Incentive Stock Program for an additional ten years.	☐	☐	☐
			FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐
							4.	Re-approval of the Performance-Based Goals and Limits of the TCF Incentive Stock Program.	☐	☐	☐
		☐
			For all nominees except as noted above				5.	Advisory vote on the appointment of KPMG LLP as independent public accountants for 2004.	☐	☐	☐

								MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

☒Note: Please sign as name appears hereon. In case of joint owners, each owner should sign.When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

BELOW IS YOUR PROXY CARD.

YOUR VOTE IS IMPORTANT.

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 28, 2004, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to elect four Directors to the Board, re-approve the TCF Performance-Based Compensation Policy for Covered Executive Officers, renew the TCF Incentive Stock Program for an additional ten years (and re-approve its Performance-Based Goals and Limits), and vote on the Audit Committee’s choice of independent public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper

Chairman and Chief Executive Officer

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY
(Revocable)
TCF FINANCIAL CORPORATION

April 28, 2004
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Stockholders meeting to be held on April 28, 2004 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on March 1, 2004 (the “Record Date”). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” on Proposals 2, 3, 4 and 5. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting.  I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan (“ESPP”), I hereby instruct U.S. Bank National Association, the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card. These ESPPshare instructions are effective only if received no later than April 23, 2004. The Advisory Committee for the ESPPwill vote any shares in the ESPPfor which instructions are not received by April 23, 2004.

* For joint owners, we/our is substituted for I/my throughout.

SEE REVERSE SIDE	UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXYON THE REVERSE SIDE AND MAILIT IN THE ENVELOPE PROVIDED	SEE REVERSE SIDE